Exhibit 99.1
Thoughtworks Reports Fourth Quarter and Full Year 2023 Financial Results
•Fourth quarter revenues of $252.4 million and full year revenues of $1,126.8 million
•Provides guidance for the full year and first quarter of 2024
CHICAGO, IL., (February 27, 2024) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the fourth quarter and full year 2023 and provided its financial outlook for the full year and first quarter of 2024.
Guo Xiao, Thoughtworks' Chief Executive Officer, said, "I am grateful to all Thoughtworkers for their dedication and commitment to delivering extraordinary impact with our clients. In the fourth quarter, we delivered $252.4 million in revenues, 5% below our guidance, primarily due to specific supply constraints to meet client demand in addition to continued cautious client behavior within the current macroeconomic environment.
Our deep and trusted client relationships are again reflected in the 54 clients with bookings over $5 million. We added 46 new clients in the quarter, continuing our strong performance in logo acquisition.
We are delivering notable cost savings through our restructuring program. We have now realized $81 million in annualized cost savings from the actions we have taken to drive ongoing efficiencies.
Our foundation is resilient, supported by a strong client base. Thoughtworks’ outstanding technologists underpin our reputation for innovation and thought leadership. As we move forward, we are well-positioned to help our clients modernize and evolve their operations to harness the power of Cloud, Data and AI and adapt for future success.”
Update on Restructuring Activities
On August 8, 2023, Thoughtworks initiated several measures to reduce operational cost and better align our business with our customers’ needs in a challenging macroeconomic environment. As of December 31, 2023, we had substantially completed our reorganization. We have (i) implemented changes to centralize our operational functions; (ii) launched our Digital Engineering Center, which is our new organizational home for the majority of our professional services teams; (iii) instituted a new regional market structure; and (iv) implemented leadership changes to align with our new operating model. By the end of the fourth quarter, we achieved $81 million of the annualized savings, positioning us well to continue to drive savings in 2024. The majority of our wage-related actions, such as employee severance and related benefits, are complete, and we remain focused on driving operational efficiencies in 2024.
As of December 31, 2023, Thoughtworks had incurred pre-tax cash charges of approximately $18.9 million (the “2023 Charges”). The 2023 Charges include $17.2 million in wage-related costs and $1.7 million in non-wage related expenses, including costs primarily related to reducing leased office space, vendor contract cancellations and professional fees.
QTD fourth quarter 2023 highlights
Revenues for the fourth quarter were $252.4 million, a year-over-year decline of (18.8)%, or a year-over-year decline of (19.8)% in constant currency. Acquisitions completed in the last twelve months contributed approximately 1% to revenue growth in the quarter.

Net loss margin for the fourth quarter was (8.9)% compared to net income margin of 5.2% for the fourth quarter of 2022. Adjusted EBITDA Margin for the fourth quarter was 5.5% compared to 18.7% for the fourth quarter of 2022.
Diluted loss per share for the fourth quarter was $(0.07) compared to diluted earnings per share of $0.05 for the fourth quarter of 2022. Adjusted Diluted EPS for the fourth quarter was $0.02 compared to $0.10 for the fourth quarter of 2022.
Stock-based compensation for the fourth quarter was $16.9 million compared to $21.6 million for the fourth quarter of 2022.
Full year 2023 highlights
Revenues for the year ended were $1,126.8 million, a year-over-year decline of (13.1)%, or a year-over-year decline of (12.6)% in constant currency. Acquisitions completed in the last twelve months contributed approximately 2% to revenue growth for the year ended December 31, 2023.
Net loss margin for the year ended was (6.1)% compared to net loss margin of (8.1)% for the year ended December 31, 2022. Adjusted EBITDA Margin for the year ended was 9.9% compared to 19.8% for the year ended December 31, 2022.
Diluted loss per share for the year ended was $(0.22) compared to diluted loss per share of $(0.34) for the year ended December 31, 2022. Adjusted Diluted EPS for the year ended was $0.11 compared to $0.43 for the year ended December 31, 2022.
Stock-based compensation for the year ended was $65.0 million compared to $249.9 million for the year ended December 31, 2022. As of December 31, 2023, all non-recurring grants related to our initial public offering have fully vested.
QTD fourth quarter 2023 summary

	Three Months Ended December 31,
$ in millions, except per share data	2023	2022	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$252.4	$310.7	$(58.3)	(18.8)%
Gross Profit	$71.4	$104.8	$(33.4)	(31.9)%
Gross Margin	28.3%	33.7%	(5.4)%
SG&A	$77.0	$77.0	$—	—%
SG&A Margin	30.5%	24.8%	5.7%
Stock-based compensation	$16.9	$21.6	$(4.7)	(21.8)%
Net (loss) income	$(22.4)	$16.1	$(38.5)
Net (loss) income margin	(8.9)%	5.2%	(14.1)%
Diluted (loss) earnings per share	$(0.07)	$0.05	$(0.12)
Cash flow from operations	$12.5	$33.0	$(20.5)	(62.1)%
Non-GAAP Metrics(3):
Revenue Growth Rate at constant currency(4)	(19.8)%	14.7%
Adjusted Gross Profit	$84.9	$123.4	$(38.5)	(31.2)%
Adjusted Gross Margin	33.6%	39.7%	(6.1)%
Adjusted SG&A	$70.8	$68.8	$2.0	2.9%
Adjusted SG&A Margin	28.0%	22.1%	5.9%
Adjusted Net Income	$5.6	$32.2	$(26.6)	(82.6)%

	Three Months Ended December 31,
$ in millions, except per share data	2023	2022	Change	% Change(1)
Adjusted EBITDA	$14.0	$58.2	$(44.2)	(75.9)%
Adjusted EBITDA Margin	5.5%	18.7%	(13.2)%
Adjusted Diluted EPS	$0.02	$0.10	$(0.08)	(80.0)%
Free Cash Flow	$9.9	$28.2	$(18.3)	(64.9)%
Full year 2023 summary

	Year Ended December 31,
$ in millions, except per share data	2023	2022	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$1,126.8	$1,296.2	$(169.4)	(13.1)%
Gross Profit	$354.0	$345.9	$8.1	2.3%
Gross Margin	31.4%	26.7%	4.7%
SG&A	$331.8	$372.8	$(41.0)	(11.0)%
SG&A Margin	29.4%	28.8%	0.6%
Stock-based compensation	$65.0	$249.9	$(184.9)	(74.0)%
Net loss	$(68.7)	$(105.4)	$36.7
Net loss margin	(6.1)%	(8.1)%	2.0%
Diluted loss per share	$(0.22)	$(0.34)	$0.12
Cash flow from operations	$49.1	$89.4	$(40.3)	(45.1)%
Non-GAAP Metrics(3):
Revenue Growth Rate at constant currency(4)	(12.6)%	26.8%
Adjusted Gross Profit	$406.6	$539.9	$(133.3)	(24.7)%
Adjusted Gross Margin	36.1%	41.6%	(5.5)%
Adjusted SG&A	$296.8	$290.3	$6.5	2.2%
Adjusted SG&A Margin	26.3%	22.4%	3.9%
Adjusted Net Income	$37.3	$139.9	$(102.6)	(73.2)%
Adjusted EBITDA	$111.7	$256.8	$(145.1)	(56.5)%
Adjusted EBITDA Margin	9.9%	19.8%	(9.9)%
Adjusted Diluted EPS	$0.11	$0.43	$(0.32)	(74.4)%
Free Cash Flow	$40.1	$64.9	$(24.8)	(38.2)%
(1) For QTD and YTD, percentage change for net loss and diluted loss per share were excluded as they were determined to be not meaningful due to a loss or negative position in one or both periods.
(2) Acquisitions completed in the last twelve months contributed approximately 1% to revenue growth for the quarter and 2% for the year ended December 31, 2023.
(3) See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.
(4) Revenue Growth Rate at Constant Currency is calculated by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison; therefore the weighted average rates used in each respective calculation are not consistent. The change in revenue growth rate at constant currency was excluded, as it was determined to be not meaningful.

Bookings
Our overall bookings for the trailing twelve months ended December 31, 2023 was $1.2 billion, a sequential and year-over-year decrease from $1.4 billion. The 14.3% decrease in bookings is primarily a result of reduced client budgets reflecting caution around the macroeconomic environment and smaller contract sizes which reflect a shift to offshore services, where bill rates are lower compared to onshore work, and, in certain cases, discounts or pricing adjustments.

	Trailing Twelve Months Ended December 31,
$ in millions	2023	2022
# of clients with bookings greater than $10 million	25	39
# of clients with bookings between $5 million and $10 million	29	26
Revenue by geography(5)

	Three Months Ended December 31,			Year Ended December 31,
$ in thousands	2023	2022	% Change	2023	2022	% Change
North America	$93,816	$121,092	(22.5)%	$417,571	$503,948	(17.1)%
APAC	89,279	99,749	(10.5)%	387,061	419,982	(7.8)%
Europe	60,866	76,409	(20.3)%	280,390	315,875	(11.2)%
LATAM	8,425	13,494	(37.6)%	41,794	56,433	(25.9)%
Total revenues	$252,386	$310,744	(18.8)%	$1,126,816	$1,296,238	(13.1)%
(5) Revenues are presented geographically, by customer location.
Revenue by industry vertical

	Three Months Ended December 31,			Year Ended December 31,
$ in thousands	2023	2022	% Change	2023	2022	% Change
Technology and business services	$64,824	$85,302	(24.0)%	$279,264	$360,117	(22.5)%
Energy, public and health services	63,015	79,377	(20.6)%	294,029	316,478	(7.1)%
Retail and consumer	39,788	53,749	(26.0)%	176,848	236,731	(25.3)%
Financial services and insurance	43,027	48,609	(11.5)%	197,407	221,748	(11.0)%
Automotive, travel and transportation	41,732	43,707	(4.5)%	179,268	161,164	11.2%
Total revenues	$252,386	$310,744	(18.8)%	$1,126,816	$1,296,238	(13.1)%
Liquidity
We had cash and cash equivalents of $100.3 million as of December 31, 2023, along with $300.0 million of borrowing capacity under our revolving credit line, which was undrawn as of

December 31, 2023. Our total debt outstanding, before deferred financing fees, was $295.3 million at December 31, 2023.
Financial outlook
Thoughtworks provides the following outlook for the first quarter and full year 2024:
First quarter
Thoughtworks expects the following for the first quarter:
•Revenues in the range of $241 million to $246 million, reflecting year-over-year decline of (21)% to (20)% in U.S. dollars and in constant currency, which includes an immaterial contribution from acquisitions;
•Adjusted EBITDA Margin(6) in the range of 3.0% to 4.0%;
•Adjusted diluted loss per share(6) in the range of $(0.02) to $(0.01), assuming a weighted average of 323 million diluted outstanding shares; and
•Stock-based compensation expense of $11 million.
Full year
Thoughtworks expects the following for the full year:
•Revenues in the range of $980 million to $1,010 million, reflecting year-over-year decline of (13)% to (10)%, or (13)% to (11)% in constant currency, which includes an immaterial contribution from acquisitions;
•Adjusted EBITDA Margin(6) in the range of 8.0% to 10.0%;
•Adjusted Diluted EPS(6) in the range of $0.01 to $0.06, assuming a weighted average of 333 million diluted outstanding shares; and
•Stock-based compensation expense of $46 million.
(6) Adjusted EBITDA Margin and Adjusted Diluted EPS exclude restructuring charges.
Conference call information
Thoughtworks will host a conference call and webcast at 8:00 a.m. Eastern Time on Tuesday, February 27, 2024, to discuss our financial results. To access the conference call and webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A replay of the webcast will be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 10,500 Thoughtworkers strong across 48 offices in 19 countries. For 30 years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Rob Muller: investor-relations@thoughtworks.com

Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the Company’s press releases, SEC filings, public conference calls and webcasts.
Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; the statements under “Update on Restructuring Activities,” including expectations relating to the size of the restructuring actions, the amount and timing of related cost savings and charges and the potential long-term benefits of the restructuring actions; statements regarding relationships with existing and potential clients and their engagement decisions; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: current and future impact of macro-related factors on Thoughtworks' clients’ engagement decisions, Thoughtworks’ business and industry; the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to implement our restructuring actions, including the costs of such actions and the uncertainty of the impact of such actions on financial performance; the ability to maintain or acquire new client relationships; other general business and economic conditions (including such conditions related to inflation and foreign currency exchange rates); and our ability to successfully execute our strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks' latest Annual Report on Form 10-K, latest Quarterly Report on Form 10-Q, and other filings and reports that Thoughtworks may file from time to time. Except as required by law, Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy.
Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not assessable on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations and employer payroll related expense on employee equity incentive plan. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted Net Income as net (loss) income adjusted for unrealized (gain) loss on foreign currency exchange, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, employer payroll related expense on employee equity incentive plan, final tax assessment for closed operations, change in fair value of contingent consideration, restructuring charges and income tax effects of adjustments.
We define Adjusted Diluted EPS as diluted (loss) earnings per share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net Income. In other words, the numerator for Adjusted Diluted EPS utilizes Adjusted Net Income. We calculate Adjusted Diluted EPS by dividing Adjusted Net Income by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income and Adjusted Diluted EPS to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net (loss) income adjusted to exclude income tax expense; interest expense; other expense, net, excluding a gain in 2023 related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables in 2022 and a gain in 2022 from the sale and settlement of trade receivables; unrealized (gain) loss on foreign currency exchange; stock-based compensation expense; depreciation and amortization expense; acquisition costs; certain professional fees that are considered unrelated to our ongoing revenue generating operations; employer payroll related expense on employee equity incentive plan; final tax assessment for closed operations; and restructuring charges. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenues	$252,386	$310,744	$1,126,816	$1,296,238
Operating expenses:
Cost of revenues	180,955	205,939	772,800	950,305
Selling, general and administrative expenses	77,024	76,962	331,830	372,761
Depreciation and amortization	6,141	5,120	23,554	20,484
Restructuring	3,378	—	18,944	—
Total operating expenses	267,498	288,021	1,147,128	1,343,550
(Loss) income from operations	(15,112)	22,723	(20,312)	(47,312)
Other (expense) income:
Interest expense	(6,577)	(6,959)	(26,238)	(22,461)
Net realized and unrealized foreign currency gain (loss)	11,533	13,498	3,875	(5,405)
Other (expense) income, net	90	(1,121)	(455)	610
Total other (expense) income	5,046	5,418	(22,818)	(27,256)
(Loss) income before income taxes	(10,066)	28,141	(43,130)	(74,568)
Income tax expense	12,364	12,033	25,531	30,825
Net (loss) income	$(22,430)	$16,108	$(68,661)	$(105,393)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	5,273	17,082	1,044	(28,366)
Comprehensive (loss) income	$(17,157)	$33,190	$(67,617)	$(133,759)

Net (loss) earnings per common share:
Basic (loss) earnings per common share	$(0.07)	$0.05	$(0.22)	$(0.34)
Diluted (loss) earnings per common share	$(0.07)	$0.05	$(0.22)	$(0.34)

Weighted average shares outstanding:
Basic	319,243,414	315,153,905	317,718,424	310,911,526
Diluted	319,243,414	329,639,919	317,718,424	310,911,526

Stock-based compensation expense included in the consolidated statements of loss and comprehensive loss was as follows:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Cost of revenues	$10,293	$15,006	$38,981	$176,046
Selling, general and administrative expenses	6,445	6,601	25,848	73,869
Restructuring	197	—	197	—
Total stock-based compensation expense	$16,935	$21,607	$65,026	$249,915

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,305	$194,294
Trade receivables, net of allowance of $9,550 and $9,531, respectively	167,942	201,695
Unbilled receivables	115,150	122,499
Prepaid expenses	19,692	19,353
Other current assets	25,269	18,849
Total current assets	428,358	556,690
Property and equipment, net	26,046	38,798
Right-of-use assets	41,771	43,123
Intangibles and other assets:
Goodwill	424,565	405,017
Trademark	273,000	273,000
Customer relationships, net	114,186	124,047
Other non-current assets	19,310	21,175
Total assets	$1,327,236	$1,461,850
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,767	$5,248
Long-term debt, current	7,150	7,150
Income taxes payable	5,106	22,781
Accrued compensation	88,712	85,477
Deferred revenue	18,090	5,167
Accrued expenses and other current liabilities	22,154	37,753
Lease liabilities, current	15,301	15,994
Total current liabilities	159,280	179,570
Lease liabilities, non-current	29,791	29,885
Long-term debt, less current portion	286,035	391,856
Deferred tax liabilities	54,907	62,555
Other long-term liabilities	24,093	19,762
Total liabilities	554,106	683,628
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 372,876,082 and 366,306,970 issued, 322,407,385 and 315,681,987 outstanding at December 31, 2023 and December 31, 2022, respectively	373	366
Treasury stock, 50,468,697 and 50,624,983 shares at December 31, 2023 and December 31, 2022, respectively	(622,988)	(624,934)
Additional paid-in capital	1,627,491	1,565,514
Accumulated other comprehensive loss	(38,166)	(39,210)
Retained deficit	(193,580)	(123,514)
Total stockholders' equity	773,130	778,222
Total liabilities and stockholders' equity	$1,327,236	$1,461,850

THOUGHTWORKS HOLDING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(68,661)	$(105,393)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	36,450	34,446
Bad debt expense	4,606	2,002
Deferred income tax benefit	(8,351)	(19,425)
Stock-based compensation expense	65,026	250,505
Unrealized foreign currency exchange (gain)/loss	(2,271)	10,106
Non-cash lease expense on right-of-use assets	18,407	18,597
Other operating activities, net	3,715	3,300
Changes in operating assets and liabilities:
Trade receivables	32,661	(61,877)
Unbilled receivables	7,582	(20,711)
Prepaid expenses	(265)	(3,567)
Other assets	(11,841)	2,657
Lease liabilities	(18,269)	(16,721)
Accounts payable	(2,597)	144
Accrued expenses and other liabilities	(7,128)	(4,674)
Net cash provided by operating activities	49,064	89,389
Cash flows from investing activities:
Purchase of property and equipment	(8,953)	(24,505)
Proceeds from disposal of fixed assets	351	571
Acquisitions, net of cash acquired	(15,989)	(70,011)
Net cash used in investing activities	(24,591)	(93,945)
Cash flows from financing activities:
Payments of obligations of long-term debt	(107,150)	(107,150)
Payments of debt issuance costs	(99)	(3,635)
Proceeds from issuance of common stock on exercise of options, net of employee tax withholding	6,564	6,766
Withholding taxes paid on tender offer	—	(15,469)
Withholding taxes paid on dividends previously declared	—	(10,009)
Withholding taxes paid related to net share settlement of equity awards	(5,621)	(45,643)
Payment of contingent consideration	(13,996)	—
Other financing activities, net	85	15
Net cash used in financing activities	(120,217)	(175,125)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,840	(19,697)
Net decrease in cash, cash equivalents and restricted cash	(93,904)	(199,378)
Cash, cash equivalents and restricted cash at beginning of the period	195,564	394,942
Cash, cash equivalents and restricted cash at end of the period	$101,660	$195,564

Supplemental disclosure of cash flow information:
Interest paid	$24,824	$20,984
Income taxes paid	$50,250	$30,283

Supplemental disclosure of non-cash investing and financing activities:
Withholding taxes payable included within accrued compensation	$3,444	$1,020
Option costs receivable included within other current assets	$—	$257

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$100,305	$194,294
Restricted cash included in other non-current assets	1,355	1,270
Total cash, cash equivalents and restricted cash	$101,660	$195,564

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(22,430)	$16,108	$(68,661)	$(105,393)
Unrealized foreign exchange (gain) loss	(11,759)	(12,136)	(2,271)	10,106
Stock-based compensation (a)	16,738	21,607	64,829	249,915
Amortization of acquisition-related intangibles	3,634	3,400	14,550	13,144
Acquisition costs (b)	1,306	1,082	6,645	4,126
Certain professional fees (c)	(1,797)	382	2,004	2,014
Employer payroll related expense on employee equity incentive plan (d)	487	(94)	1,242	6,353
Final tax assessment for closed operations (e)	—	—	—	258
Change in fair value of contingent consideration (f)	—	3,454	129	1,027
Restructuring (g)	3,378	—	18,944	—
Income tax effects of adjustments (h)	16,032	(1,650)	(125)	(41,639)
Adjusted Net Income	$5,589	$32,153	$37,286	$139,911

GAAP diluted weighted average common shares outstanding	319,243,414	315,153,905	317,718,424	310,911,526
Employee stock options, RSUs and PSUs	8,882,996	14,486,014	11,840,056	17,974,425
Adjusted diluted weighted average common shares outstanding	328,126,410	329,639,919	329,558,480	328,885,951
GAAP diluted (loss) earnings per share	$(0.07)	$0.05	$(0.22)	$(0.34)
Adjusted Diluted EPS	$0.02	$0.10	$0.11	$0.43

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(22,430)	$16,108	$(68,661)	$(105,393)
Income tax expense	12,364	12,033	25,531	30,825
Interest expense	6,577	6,959	26,238	22,461
Other expense, net (i)	25	3,413	784	1,682
Unrealized foreign exchange (gain) loss	(11,759)	(12,136)	(2,271)	10,106
Stock-based compensation (a)	16,738	21,607	64,829	249,915
Depreciation and amortization	9,083	8,885	36,450	34,446
Acquisition costs (b)	1,306	1,082	6,645	4,126
Certain professional fees (c)	(1,797)	382	2,004	2,014
Employer payroll related expense on employee equity incentive plan (d)	487	(94)	1,242	6,353
Final tax assessment for closed operations (e)	—	—	—	258
Restructuring (g)	3,378	—	18,944	—
Adjusted EBITDA	$13,972	$58,239	$111,735	$256,793
Net (loss) income margin	(8.9)%	5.2%	(6.1)%	(8.1)%
Adjusted EBITDA Margin	5.5%	18.7%	9.9%	19.8%

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Gross profit, GAAP	$71,431	$104,805	$354,016	$345,933
Stock-based compensation	10,293	15,006	38,981	176,046
Employer payroll related expense on employee equity incentive plan (d)	210	(222)	662	3,930
Depreciation expense	2,942	3,764	12,896	13,962
Adjusted Gross Profit	$84,876	$123,353	$406,555	$539,871
Gross margin, GAAP	28.3%	33.7%	31.4%	26.7%
Adjusted Gross Margin	33.6%	39.7%	36.1%	41.6%

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
SG&A, GAAP	$77,024	$76,962	$331,830	$372,761
Stock-based compensation	(6,445)	(6,601)	(25,848)	(73,869)
Acquisition costs (b)	(1,306)	(1,082)	(6,645)	(4,126)
Certain professional fees (c)	1,797	(382)	(2,004)	(2,014)
Employer payroll related expense on employee equity incentive plan (d)	(277)	(128)	(580)	(2,423)
Adjusted SG&A	$70,793	$68,769	$296,753	$290,329
SG&A margin, GAAP	30.5%	24.8%	29.4%	28.8%
Adjusted SG&A Margin	28.0%	22.1%	26.3%	22.4%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

(a)QTD Q4 2023 and YTD 2023 exclude $0.2 million related to the restructuring which is included in the restructuring line.
(b)Adjusts for certain professional fees and retention wage expenses related to certain acquisitions.
(c)Adjusts for certain transaction expenses, non-recurring legal expenses, and one-time professional fees.
(d)Adjusts for employer payroll related expense on employee equity incentive plan as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these expenses may vary in any particular period independent of the financial and operating performance of our business.
(e)Adjusts for certain tax related expenses related to final tax assessments from closing operations in Uganda, which was completely shut down in 2015.
(f)Adjusts for the non-cash adjustment to the fair value of contingent consideration.
(g)Adjusts for restructuring costs which include wage-related expenses, such as employee severance and related benefits, and non-wage related expenses, including costs related to reducing leased office space, vendor contract cancellations and professional fees.
(h)Adjusts for the income tax effects of the foregoing adjusted items, determined under a discrete method consistent with our non-GAAP measures of profitability.
(i)QTD Q4 2022 and YTD 2022 exclude a $2.3 million gain related to the sale and settlement of trade receivables. QTD Q4 2023 and YTD 2023 exclude a $0.1 million gain and $0.3 million gain, respectively, related to the mark to market adjustment on shares received in relation to the aforementioned sale and settlement of trade receivables in 2022. The gains were included within other (expense) income, net in the consolidated statements of loss and comprehensive loss.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$12,466	$33,048	$49,064	$89,389
Purchase of property and equipment	(2,602)	(4,833)	(8,953)	(24,505)
Free Cash Flow	$9,864	$28,215	$40,111	$64,884